                                                                    EXHIBIT 21.1

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                           WORLDWIDE SUBSIDIARY LIST

                                                              PERCENTAGE    STATE/COUNTRY
                                                              OWNERSHIP     INCORPORATION
                                                              ----------   ----------------
Fisher Scientific Company L.L.C.............................      100          Delaware
  Fisher Scientific Limited.................................      100           Canada
Fisher Hamilton Inc.........................................      100          Delaware
  Systems Manufacturing Corporation.........................      100          Delaware
Applied Scientific Corporation..............................      100         California
Columbia Diagnostics Inc....................................      100          Delaware
Alchematrix L.L.C...........................................      100          Delaware
Fisher Scientific GmbH......................................     94.3          Germany
Fisher Scientific of the Netherlands B.V....................      100        Netherlands
  Fisher Scientific B.V.....................................      100        Netherlands
Fisher Scientific Worldwide Inc.............................      100          Delaware
  Fisher Scientific Worldwide Holdings C.V..................     76.3        Netherlands
  Fisher Scientific Europe Holdings B.V.....................      100        Netherlands
  Acros Organics N.V........................................      100          Belgium
  Fisher Scientific Holding Company.........................      100          Delaware
  Fisher Scientific Holding U.K. Limited....................      100       United Kingdom
    Fisher Scientific U.K. Limited..........................      100       United Kingdom
  Fisher Bioblock Scientific S.A............................      100           France
    Fisher Scientific S.A...................................      100           France